EXHIBIT 99.1

Contact:                                   KCSI
  Landon H. Rowland (816-983-1393)         Kansas City Southern Industries, Inc.
  Chairman, President and Chief Executive Officer           114 West 11th Street
                                                     Kansas City, Missouri 64105
  Joseph D. Monello (816-983-1213)
  Vice President & Chief Financial Officer
                                                                NYSE Symbol: KSU
                                   Release No.: 1999-12:  Date: December 6, 1999


                                 NEWS RELEASE
         KANSAS CITY SOUTHERN INDUSTRIES ANNOUNCES $400 MILLION DEBT
                    TENDER AND CONSENT SOLICITATION OFFER

Kansas City, Missouri

     Kansas City Southern Industries, Inc. ("Company", NYSE : KSU) today announced that it has commenced cash tender offers and consent solicitations for the Company's outstanding $400 million in Notes and Debentures.

The following table sets forth information for each of the Notes and Debentures to which the offers apply.


                      Outstanding
                      Aggregate                             Redemption        Earliest
                      Principal         Security               Amount         Redemption      Reference          Fixed
    CUSIP No.         Amount             Description         per $1,000          Date          Security         Spread

    485170AB0         $100,000,000         7.875%             $1,000.0          7/1/02         6.25%             0.35%
                                           Notes                                               Due 6/30/02
                                           Due 7/1/02

    485170AD6         $100,000,000         6.625%             $1,000.0          3/1/05         5.875%            0.50%
                                           Notes                                               Due 11/15/04
                                           Due 3/1/05

    485170AC8         $100,000,000         8.8%               $1,040.4          7/1/02         6.25%             0.50%
                                           Debentures                                          Due 6/30/02
                                           Due 7/1/22

    485170AF1         $100,000,000         7%                 $1,000.0          12/15/25       5.25%            0.875%
                                           Debentures                                          Due 2/15/29
                                           Due 12/15/25

    Total             $400,000,000

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The tender  offers are being made upon the terms and  subject to the  conditions set forth in the Offer to Purchase and Consent Solicitation Statement which are being mailed to the holders of the Notes and Debentures on or about December 6, 1999.

Under the terms of the tender offers, the consideration for each $1,000 principal amount of Notes and Debentures will be calculated based on the yield on an applicable United States Treasury reference security, plus an applicable fixed spread, less the consent payment described below. The consideration will also include accrued and unpaid interest. The consideration will be fixed two days prior to the expiration of the tender offers. The tender offers will expire at 9:00 a.m., New York City time, on Tuesday, January 11, 2000 unless extended or earlier terminated by the Company.

The Company is also soliciting consents from the holders of Notes and Debentures to amend the indenture under which the Notes and Debentures were issued. Under the terms of the consent solicitations, each holder who tenders Notes and Debentures and validly consents to the proposed amendments prior to the applicable consent time and does not revoke such consent will be paid $25.00 in cash for each $1,000 in principal amount of Notes or Debentures for which consents have been delivered. The consent time, in order to receive such consent payment, for each consent solicitation is 5:00 p.m., New York City time, on Friday, December 17, 1999. Holders tendering their Notes or Debentures will be required to consent to amendments which will eliminate or modify certain of the covenants contained in the Indenture governing the Notes and the Debentures.

Merrill Lynch & Co. is the exclusive dealer manager and consent solicitation agent for the tender offers and the consent solicitations.

The offers and consent solicitations are being made in connection with the Company's planned separation of its financial services businesses from its transportation businesses. The Company expects that the separation will be effected through a spin-off of its financial services businesses by distributing to its stockholders as a dividend all of the outstanding common stock of Stilwell Financial, Inc. ("Stilwell"), a wholly-owned subsidiary to which the Company transferred all of the capital stock of its financial services subsidiaries and other related assets. Once the spin-off is completed, the Company will continue under the KCSI name as a company primarily in the transportation business.

The separation is currently expected to occur promptly following the payment for Notes and Debentures tendered and accepted by the Company pursuant to the tender offers.

If the requisite consents to a supplemental indenture are obtained and the supplemental indenture with respect to any series of Notes or Debentures becomes effective, any Notes or Debentures of such series not tendered and accepted for payment will not have the benefits of certain covenants and other related provisions that will be eliminated, amended or waived by the proposed amendments. Furthermore, after the expected spin-off of Stilwell is completed, the Company must derive the cash flows necessary to make interest and principal payments on any remaining outstanding Notes or Debentures only from its transportation businesses. The Company expects that the separation will result in the debt ratings by Standard & Poor's and Moody's Investor Services on any outstanding Notes or Debentures being downgraded below investment grade.

The Company has secured a loan commitment from The Chase Manhattan Corporation for senior secured debt financing that is sufficient to fund the payments pursuant to the offers and consent solicitation and the refinancing of the Company's existing credit facilities which would otherwise terminate at the time of the Company's planned spin-off of Stilwell. The funding of this financing is subject to certain conditions, including without limitation, the substantial completion by the bank of its due diligence by an agreed upon date, there being no adverse change in the condition (financial or otherwise) of the Company and no disruption in the syndication markets, and other conditions customarily applicable to credit facilities of a similar nature and amount.

This news release is neither an offer to purchase the Notes or Debentures nor a solicitation of an offer to sell the Notes. The tender offers and consent solicitations are only made pursuant to the offering documents. Questions regarding the terms of the tender offers and consent solicitations may be directed to Merrill Lynch & Co. at 888-654-8637, attention: Liability Management Group. Copies of the offering documents may be obtained by calling Beacon Hill Partners, Inc., at 212-843-8500 (call collect) or 800-755-5001 (toll free).


KANSAS CITY SOUTHERN INDUSTRIES, INC. is a diversified holding company with operation in the railroad transportation and financial services industries. Its primary railroad transportation subsidiary operations are held with in Kansas City Southern Lines, Inc. and include: The Kansas City Southern Railway Company and Gateway Western Railway along with equity interests in Transportacion Ferroviaria Mexicana S.A. de C.V. and Mexrail, Inc. KCSI's primary financial services subsidiary operations are held with in Stilwell Financial, Inc. and include: Janus Capital Corporation, Berger LLC and Nelson Money Managers plc along with an equity interest in DST Systems,. Inc. The Company is headquartered in Kansas City, Missouri. In fiscal year 1998, KCSI reported total revenues of $1.3 billion with total assets of $2.6 billion..


                      --------------------------------


This news release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in KCSI's December 31, 1998 Form 10-K and the Current Report on Form 8-K/A dated June 3, 1997, each filed by the Company with the Securities and Exchange Commission (Commission file no. 1-4717). The Company will not update any forward-looking statements in this news release to reflect future events or developments.